UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2013

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Five Below, Inc. Performance Bonus Plan

On May 30, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) approved the performance targets and the potential bonus payouts for the Company’s named executive officers for the current fiscal year ending February 1, 2014 (“Fiscal 2013”) under the Five Below, Inc. Performance Bonus Plan (the “Performance Bonus Plan”).

For Fiscal 2013, the Compensation Committee determined that the Company’s named executive officers will receive no payments under the Performance Bonus Plan, unless the Company’s adjusted operating income (determined prior to giving effect to any bonuses potentially payable under the Performance Bonus Plan) meets or exceeds the Company’s target goal of $64.0 million. Adjusted operating income is defined as the Company’s operating income, adjusted to exclude the impact of: (1) stock-based compensation expense that relates to the cancellation of stock options granted to the Company’s founders in fiscal year 2010 to purchase 2,020,620 shares of common stock, in exchange for the grant of an equal number of restricted shares that vest through March 2014 and on-going expense recognition of the awards over the remaining vesting period; (2) fees incurred in connection with any secondary public offering of shares of the Company’s common stock; and (3) any other adjustments that may be approved by the Compensation Committee. At its discretion, the Compensation Committee may withhold any or all of an executive officer’s bonus based on the committee’s evaluation of such individual’s performance.

If the Company’s adjusted operating income meets or exceeds $64.0 million, then each named executive officer will receive a target performance bonus equal to 5% of the executive’s base salary in effect as of the end of Fiscal 2013 (other than Mr. Johnston who will receive 7.5%). If the Company’s adjusted operating income meets or exceeds $65.7 million, then each named executive officer will receive a target performance bonus equal to 25% of the executive’s base salary in effect as of the end of Fiscal 2013 (other than Mr. Johnston who will receive 37.5%). If the Company’s adjusted operating income meets or exceeds $68.8 million, then each named executive officer will receive a target performance bonus equal to 35% of the executive’s base salary in effect as of the end of Fiscal 2013 (other than Mr. Johnston who will receive 52.5%). If the Company’s adjusted operating income meets or exceeds $71.4 million, then each named executive officer will receive a maximum performance bonus equal to 50% of the executive’s base salary (other than Mr. Johnston who will receive 75%). The performance bonus will not be interpolated if the Company’s adjusted operating income is between any of the target goals.

Increase in Base Salary of Kenneth Bull

On May 30, 2013, the Compensation Committee approved an increase to the annual base salary of Kenneth R. Bull, the Company’s Chief Financial Officer, Secretary and Treasurer, from $325,000 to $338,000, effective as of March 24, 2013.

Employee Stock Purchase Plan

On May 30, 2013, the Company’s shareholders, upon recommendation of the Board, approved the Five Below, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective on January 1, 2013, subject to shareholder approval. The ESPP is described in greater detail in Proposal 2 in the Company’s Proxy Statement (the “Proxy Statement”) for the 2013 Annual Meeting of Shareholders. The Proxy Statement was filed with the Securities and Exchange Commission on April 18, 2013. The description of the ESPP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the ESPP, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended October 27, 2012 and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2013, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 53,983,012 shares of the Company’s common stock were entitled to vote as of April 5, 2013, the record date for the Annual Meeting, of which 52,335,552 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1: Election of Two Class I Directors to hold office until the 2016 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Michael F. Devine, III	49,775,834	167,102	2,392,616
Ronald L. Sargent	49,626,896	316,040	2,392,616

PROPOSAL 2: Approval of the Five Below, Inc. 2012 Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes
49,907,704	26,375	8,857	2,392,616

PROPOSAL 3: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2014.

For	Against	Abstentions	Broker Non-Votes
52,279,962	30,496	25,094	—

PROPOSAL 4: Approval on an advisory (non-binding) basis, of the Company’s named executive officer compensation.

For	Against	Abstentions	Broker Non-Votes
45,940,491	3,930,257	72,188	2,392,616

PROPOSAL 5: Approval on an advisory (non-binding) basis, of the frequency of future advisory votes to approve executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
20,997,385	38,915	28,884,122	22,513	2,392,617

In accordance with the shareholder vote on proposal 5, the Company has decided to hold an advisory vote on executive compensation every three years until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: June 5, 2013	By:	/s/ Kenneth R. Bull
	Name:	Kenneth R. Bull
	Title:	Chief Financial Officer, Secretary and Treasurer